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                                  EXHIBIT 10.6
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                             RETIREMENT ARRANGEMENT

                                      FOR

                             DESIGNATED EMPLOYEE OF

                             G.H. WOOD + WYANT INC.

MARCH 1996
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G.H. Wood + Wyant Inc.
1475 32nd Avenue
Lachine, Quebec
J6X 3K1

                             RETIREMENT ARRANGEMENT
                       AGREEMENT MADE AS AT JUNE 27, 1994

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
BETWEEN:                                             AND:
G.H. Wood + Wyant Inc.,                              Donald MacMartin
a corporation incorporated, having an                Chief Operating Officer of G.H. Wood +
office                                               Wyant Inc. of the City of Lachine, in the
in the City of Lachine, in the Province              Province of Quebec.
of Quebec.
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WHEREAS COO is employed by G.H. Wood + Wyant Inc., in an executive capacity and is performing his duties capably and efficiently; and

WHEREAS in consideration of the foregoing, G.H. Wood + Wyant agrees to provide on retirement a Supplementary Retirement Benefit in the manner and upon terms and conditions hereinafter described.

1.   DEFINITIONS

     The following words and phrases, when used in this document, shall have the meanings set forth below, unless the context clearly indicates otherwise.

     1.1 "Actuarial Equivalent" means a benefit of equal value computed using the same actuarial assumptions and methods as those adopted by the Company for the Pension Plan at the time of computation of the benefit.

     1.2 "Beneficiary" means the person or persons legally designated by the Member to receive any benefits payable under the Plan as a result of the death of the Member, or, where by reason of an option elected by the Member under Section 5.2 the person or persons entitled to receive benefits as a result of the death of such contingent annuitant. If at the time when any payment is to be made to a Designated Beneficiary there is no Designated Beneficiary living, Designated Beneficiary shall mean the estate of the Member.

     1.3   "Company" means G.H. Wood + Wyant Inc. or successor companies.

     1.4 "Continuous Service" means service with the Company since the Member's last date of hire. The following interruptions in employment do not constitute a break in service:

           (i)   paid vacation;

           (ii)  paid sick leave;

           (iii) periods during which the Member is eligible to receive benefits under the Company's L.T.D. plan;

           (iv)  paid leaves of absence; and

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           (v)   unpaid leaves of absence of up to one year, with company
                 consent.

     1.5 "Credited Service" means a Member's period of service credited to him in the Pension Plan or such other period as specified by the Company.

     1.6 "Earnings" means all salary, wages, bonuses, vacation pay, honoraria, commissions, taxable allowances, the value of taxable benefits but excluding stock option benefits and including any other payments of service received as an officer or Employee of the Company and reported on the individual's T4 slip.

     1.7 "Employee" means an individual employed by the Company on a permanent basis.

     1.8 "Member" means an Employee who has been so designated by the Company for the purposes of the Plan.

     1.9 "Pension Plan" means the registered pension plan of the Company under which the Member has an entitlement, namely the G.H. Wood + Wyant Inc. defined benefit pension plan. It shall also include any other registered pension plan which may, in the future, replace in part of in whole, or supplement, said Pension Plan.

     1.10 "Plan" means the Retirement Arrangement for Donald MacMartin, COO of G.H. Wood + Wyant Inc. as set out herein and as amended from time to time.

     1.11  "Spouse" means the spouse of the Member as defined in the Pension
           Plan.

Words importing the masculine include the feminine and words importing the singular include the plural, or vise versa, as the context requires.

2.   MEMBERSHIP

     2.1   Donald MacMartin shall become Member of the Plan as at June 27, 1994.

3.   RETIREMENT DATES

     3.1 The Normal Retirement Date of the Member shall be the first day of the month coincident with or immediately following his 65th birthday.

     3.2 The Member may elect to retire early on the first day of the month coincident with or on the first day of any month following the date has attained age 55. Such date shall be his Early Retirement Date.

     3.3 A member who remains in the service of the Company may postpone his retirement to the first day of any month no later than 5 years beyond his Normal Retirement Date.

4.   CONTRIBUTIONS

     4.1   COO shall make no contribution under this Agreement.

     4.2 G.H. Wood + Wyant Inc. shall not be required to make any contributions to any fund under this Agreement.

     4.3 G.H. Wood + Wyant Inc. shall be required to provide the benefits described hereunder as and when they become due; G.H. Wood + Wyant shall have the option to set up a fund and make contributions to such fund in order to guarantee the payment of the benefits to be provided hereunder. If a fund is set up, the Member shall have no right to such fund except to receive therefrom any benefits hereunder as and when they become due.

5.   RETIREMENT BENEFITS

     5.1 If the member retires on or after his Normal Retirement Date in accordance with Sections 3.1 or 3.3, he shall be entitled to an annual pension commencing on his Normal Retirement Date in an

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           amount equal to 2%, or such other percentage specified by the
           Company, of his best annual earnings received multiplied by his Credited Service, less the amount payable from the Pension Plan. In addition, the member shall be entitled to such other pension amount as specified by the Company.

           For the purposes of this section, the Actuarial Equivalent of any benefits payable under the Pension Plan shall be determined in the form of a pension payable in accordance with Section 5.1.

     5.2 A Member who retires early in accordance with Section 3.2, may elect to receive an annual pension commencing on his actual retirement date equal to the Actuarial Equivalent of the pension determined with
           Section 5.1.

6.   FORMS OF RETIREMENT BENEFIT

     6.1 The pension payable by the Plan from the Member's date of retirement shall normally be paid monthly for the Member's lifetime, but in no event for less than 120 months. Furthermore, after the Member's death, or at the expiration of the 10-year if later, 60% of the amount of the Member's pension shall continue to be paid to his surviving Spouse, for her lifetime. Spousal status is established as of the day payment of the pension begins.

           Notwithstanding the above, a Member who, upon retirement, has a Spouse who is more than ten (10) years younger than him shall receive a pension, the amount of which shall be the Actuarial Equivalent of the pension he would have received had his Spouse been ten (10) years younger than him.

     6.2 The Member shall be entitled to elect an optional form of payment provided his pension under the Pension Plan is payable in such form. The amount of any optional form shall be the Actuarial Equivalent of the pension payable in accordance with Section 5.1. Such election shall be made in writhing by the Member at least 30 days prior to his date of retirement.

7.   DISABILITY

     7.1 The Member shall be deemed to be disabled from the date he is eligible to receive benefits under the Company's Long Term Disability Plan and he shall be deemed to cease to be disabled when he is no longer eligible to receive benefits under such plan or, if earlier, when he reaches his Normal Retirement Date.

     7.2 No benefits shall be payable to the Member under the Plan while he is disabled but he shall continue to accrue Credited Service as long as he is so disabled. The Benefits, if any, of the member who is disabled shall be determined after he ceases to be disabled in accordance with the retirement, death, or termination of service provisions whichever may first apply. Furthermore, in the event the Member, who ceases to be disabled, returns to work, he shall continue to accrue benefits as provided by the Plan.

     7.3 For any period while he is disabled, the Earnings of the Member will be deemed to be at the rate of basic salary in effect on the date immediately preceding such period.

8.   DEATH

     8.1 In the event of the death of the Member before the commencement of his pension payments and prior to his Normal Retirement Date, a lump sum benefit in an amount equal to the Actuarial Equivalent of the pension accumulated by the Member on the date of his death and determined in accordance with Section 4.1 shall be paid to the Member's Spouse. Should there be no Spouse, the benefit shall be paid to the Beneficiary.

     8.2 In the event of the death of the Member who has postponed his retirement in accordance with Section 3.3, he shall be deemed to have retired on the day preceding the day of his death and benefits shall be payable in accordance with Section 7.3.

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     8.3   In the event of the death of the Member who is receiving a pension, any benefits payable as a result of his death will be determined in accordance with the form of pension elected by the Member under
           Section 5 (forms of retirement benefits).

9.   TERMINATION OF SERVICE

     9.1 If the service of the Member terminates prior to his Normal Retirement Date, he shall be entitled to receive a deferred monthly pension commencing on his Normal Retirement Date and determined in accordance with Section 4.1.

           Instead of the deferred pension, the Member may elect at any time thereafter prior to his Normal Retirement Date to receive a lump sum payment equal to its Actuarial Equivalent in final settlement of his rights under the Plan.

           The Company may, for good and valid reason to be provided, elect to defer the payment of any lump sum amount provided under this Section 8 for up to one year following the request of the Member. In such case, however, interest will be added to the lump sum amount using the rate and compounding method used to determine the Actuarial Equivalent of the Member's deferred pension or, if greater, a rate of bank prime, as charged by the Company's principal banker, plus 2%.

10. PAYMENTS OF BENEFITS

     10.1 Amounts of benefits due under the Plan shall be paid directly by the Company.

11. AMENDMENT

     11.1 The Company reserves the right to alter, amend or vary the Plan from time to time but no such alteration, amendment or variation of the Plan shall be valid without a written notice to the Member. No such amendment shall have the effect of diminishing the accrued benefits of the Member with respect to his Credited Service that is prior to the effective date of the amendment, which cannot be prior to the date of the notice.

     11.2 The Company intends to maintain the Plan in force indefinitely, but reserves the right to terminate at any time. The termination of the Plan shall not affect the rights of the Member to accrued benefits with respect to Credited Service prior to the effective date of such termination.

12. GENERAL

     12.1 The establishment of the Plan does not give the Member the right to be retained in the service of the Company nor shall it prevent the Company from discharging the Member at any time.

     12.2 No benefits payable under the Plan may be assigned, charged, anticipated or given as security. No benefits payable under the Plan may be subject to execution, seizure or assignment.

     12.3 All benefits payments under this Plan shall be made in lawful currency of Canada.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day, month and year first above written.

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
G.H. WOOD + WYANT INC.

per:      J.A. WYANT                                D.C. MACMARTIN
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Agreed to this 16th day of May 1996

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